FIRST AMENDMENT TO THE
GREIF, INC.
AMENDED AND RESTATED SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

WHEREAS, Greif, Inc., a Delaware corporation (the “Corporation”), adopted the Greif, Inc. Amended and Restated Supplemental Executive Retirement Plan effective January 1, 2008 (the “Plan”); and

WHEREAS, pursuant to Section 8.00 of the Plan, the Corporation desires to amend the Plan as set forth in this amendment;

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation hereby amends the Plan, effective as of this 31st day of August, 2009, as follows:

1.    Section 2.03 is deleted in its entirety and the following is substituted therefor:

2.03 Average Annual SERP Compensation: [1] the Annual SERP Compensation earned during any three (3) year period, whether or not consecutive, during the Participant’s last five (5) years of employment in which his or her Annual SERP Compensation is the highest, divided by [2] three (3).

IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed by its duly authorized officer effective as of the date first set forth above.

GREIF, INC.

By: /s/ GARY MARTZ

Print Name: Gary Martz

Title: Senior Vice President